Exhibit 99.1
Delek US Holdings Reports Second-Quarter Earnings
•     Record Quarterly Net Income of $42.2 Million
•     Earnings per Share of $0.88
FRANKLIN, Tenn. (August 9, 2006) — Delek US Holdings, Inc. (NYSE: DK) today announced results for the second quarter and six months ended June 30, 2006. Net income rose to a record $42.2 million, or $0.88 per diluted share, for the second quarter 2006 from $6.9 million, or $0.17 per diluted share, for the second quarter 2005. Net sales for the quarter increased 78% to $819.6 million compared with $459.7 million for the second quarter of 2005.
     Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, “We achieved outstanding financial and operating results for the second quarter of 2006. We were especially pleased by the strong operational execution in both our businesses. In refining, this performance included a record for total sales volume, which reached 57,036 average barrels per day, an increase of 17.7% from the second quarter of 2005 and a 5.1% increase from the first quarter of 2006. The strength of our retail operations can be measured in the 4.0% growth in same-store merchandise sales, an improved merchandise margin and the expansion of our retail fuel margin to $0.161 per gallon, despite the significant rise in retail fuel prices compared with the second quarter of 2005.”
     Refining Segment: The refining segment contribution margin increased to $67.6 million for the second quarter of 2006 from $11.8 million for the second quarter of 2005. A primary contributor to this growth was the 115.6% increase in the refinery operating gross margin to $16.34 per barrel for the second quarter of 2006, which was 106.2% of the U.S. Gulf Coast 5-3-2 crack spread, from $7.58 per barrel for the second quarter of 2005, which was 88.4% of the crack spread. In addition, direct operating expenses for the second quarter of 2006 were $3.31 per barrel, down from $3.71 for the second quarter of 2005. This decline reflected improved operating efficiencies associated with a 9.7% increase in total throughput for the latest quarter to 57,342 average barrels per day, as well as a decrease in the cost of natural gas used in the refining process.
     The refining segment produced net sales of $454.1 million by selling 5.2 million barrels of refined product compared with $190.1 million on the sale of 3.1 million barrels for the second quarter of 2005. This growth reflected the 17.7% increase in total sales volume to 57,036 barrels per day, as well as a full quarter’s operating activity in 2006 as compared to a partial quarter’s activity in 2005 due to the April acquisition of the refinery.
     Retail Segment: The retail segment contribution margin for the second quarter of 2006 was $15.2 million. The contribution margin reflected the 9.1% increase in the segment’s merchandise sales for the second quarter of 2006, to $82.4 million from $75.5 for the second quarter of 2005, and included a 4.0% increase in same-store sales for the quarter. In addition, the number of convenience stores in operation increased to 349 at the quarter end from 329 at the same time in 2005. The merchandise margin increased to 30.8% for the second quarter of 2006 from 30.2% and 30.5% on a comparable-quarter and sequential-quarter basis. This improvement was primarily the result of increased sales of higher margin items, such as food, coffee and fountain drinks, as well as the Company’s proprietary GrilleMarxTM branded food offerings that were introduced in the first quarter of 2006.
     The retail segment’s total fuel sales for the second quarter of 2006 increased 45.9% to $283.2 million from $194.1 million for the second quarter of 2006, primarily because of the 31.0% increase in the average retail price per gallon of fuel to $2.75 for the latest quarter from $2.10 for the second quarter last year. The increase in the number of convenience stores in operation accounted for substantially all of the comparable-quarter growth in retail fuel sales, to 95.2 million gallons from 86.0 million, as the rapid increase in fuel costs held same-store gallons sold fairly constant compared to the 2005 second quarter. The retail fuel margin rose to $0.161 per gallon for the second quarter of 2006 from $0.155 per gallon for the second quarter of 2005.
     In spite of increased merchandise and retail fuel margins for the second quarter, the retail segment’s contribution margin reflected increased credit card expenses, which rose $1.3 million, or 62.8%, due primarily to higher fuel prices as well as increases in interchange fees charged by several credit card providers. Furthermore, the retail segment increased self-insurance reserves for workers’ compensation and general liability claims by approximately $1.0 million for the second quarter of 2006, as a result of certain large claims incurred in first six months of 2006.
     Yemin added, “In addition to our strong operating performance for the second quarter, we also continued to build the foundation for future growth by signing two definitive purchase agreements during the quarter, which were consummated in the third quarter. Through one of the transactions, we purchased terminal operations in new markets in west Texas, expanding our wholesale refined products distribution business, and we obtained equipment that we expect will enhance our refinery productivity in Tyler. Through the other transaction, we added 43 retail fuel and convenience stores in northwest Georgia and southeast Tennessee, which complement our leading market positions in middle Tennessee and northern Alabama. During the second quarter, we also opened two additional MAPCO Marts, our next-generation convenience store concept, and re-opened one retro-fitted convenience store.
     “As illustrated by our second-quarter performance, we are committed to expanding both of the Company’s businesses through organic growth and acquisitions. In our refining business, we will continue to leverage the attractive niche market in which we operate the Tyler facility through ongoing investments to upgrade the capacity, efficiency and complexity of the operation. In our retail fuel and convenience store business, we are fully engaged in initiatives to expand same-store sales and achieve enhanced profitability within our existing store base. We also remain confident of the ongoing potential for attractive acquisitions within our existing geographic foot-print or in contiguous markets. As a result, we are optimistic about Delek US’s prospects for long-term profitable growth.”
     Conference Call: Delek US will hold a conference call to discuss this release today at 10:30 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 3432013, and the replay will also be available on the Company’s Web site for 90 days.
     Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.
     Investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between Delek US’s major stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.
     Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.
     About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining and supply and on retail marketing. The Company’s business consists of two main operating segments: refining and retail. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of 389 company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart,™ East Coast® and Discount Food Mart™ brand names.

Investor Relations Contact:
Assi Ginzburg	Scott Brittain
Vice President of Strategic Planning	Kristina Korte
Delek US Holdings, Inc.	Corporate Communications Inc.
615/224-1179	615-254-3376

U.S. Media Contact:	Israel Media Contact:
Paula Lovell	Lior Chorev
Lovell Communications Inc.	Arad Communications
615-297-7766	011-972-3-644-0404
615-972-2964 (Cell)
DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$95,035	$62,568
Short-term investments	108,195	26,586
Accounts receivable	87,584	52,968
Inventory	114,875	101,294
Other current assets	7,032	8,405

Total current assets	412,721	251,821

Property, plant and equipment:
Property, plant and equipment	360,562	317,118
Less: accumulated depreciation	(55,602)	(46,523)

Total property, plant and equipment, net	304,960	270,595

Goodwill	63,711	63,711
Note receivable from a related party	—	200
Other noncurrent assets	22,038	19,833

Total assets	$803,430	$606,160

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$29,918	$35,392
Account payable to a related party	122	—
Fuel payable	128,950	109,154
Current portion of long-term debt	1,530	1,696
Interest payable	1,520	1,870
Related party interest payable	—	2,870
Other taxes payable	12,468	11,760
Accrued employee costs	4,520	4,649
Income taxes payable	14,430	202
Accrued expenses and other current liabilities	8,169	8,221

Total current liabilities	201,627	175,814

Noncurrent liabilities:
Long-term debt, net of current portion	211,361	224,559
Notes payable to related parties	—	42,500
Accrued lease liability	4,072	3,754
Deferred revenue, net of current portion	1,242	1,434
Asset retirement obligations	3,598	3,393
Deferred tax liabilities	30,611	27,530
Other noncurrent liabilities	7,206	7,306

Total noncurrent liabilities	258,090	310,476

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 50,889,869 shares and 39,389,869 shares issued and outstanding, respectively	509	394
Additional paid-in capital	209,392	40,727
Retained earnings	133,812	78,749

Total shareholders’ equity	343,713	119,870

Total liabilities and shareholders’ equity	$803,430	$606,160

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales	$819,590	$459,707	$1,479,349	$688,794

Operating costs and expenses:
Cost of goods sold	693,346	399,865	1,276,659	598,311
Operating expenses	43,399	32,307	84,085	53,298
General and administrative expenses	10,177	5,648	17,139	9,632
Depreciation and amortization	4,710	3,714	9,082	7,167
Loss (gain) on disposal of assets	1	(2,182)	1	(2,182)
Losses on forward contract activities	—	—	54	—

	751,633	439,352	1,387,020	666,226

Operating income	67,957	20,355	92,329	22,568

Interest expense	5,748	4,084	11,639	6,327
Interest income	(1,652)	(13)	(2,545)	(25)
Deferred finance cost written off in connection with refinance	—	3,466	—	3,466
Interest expense to related parties	339	1,012	1,019	1,435
(Gain) loss on interest rate derivative instruments	(593)	1,123	(1,524)	1
Guarantee fees to related parties	62	125	210	125

	3,904	9,797	8,799	11,329

Income before income tax expense and cumulative effect of change in accounting policy	64,053	10,558	83,530	11,239

Income tax expense	21,859	3,695	28,467	3,944

Income before cumulative effect of change in accounting policy	42,194	6,863	55,063	7,295

Cumulative effect of change in accounting policy, net	—	—	—	267

Net income	$42,194	$6,863	$55,063	$7,028

Basic earnings per share:
Income before cumulative effect of change in accounting policy	$0.90	$0.17	$1.27	$0.19
Cumulative effect of change in accounting policy, net	—	—	—	0.01

Net income	$0.90	$0.17	$1.27	$0.18

Diluted earnings per share:
Income before cumulative effect of change in accounting policy	$0.88	$0.17	$1.26	$0.19
Cumulative effect of change in accounting policy, net	—	—	—	0.01

Net income	$0.88	$0.17	$1.26	$0.18

Basic and diluted weighted average common shares outstanding
Basic	47,056,536	39,389,869	43,223,202	39,389,869

Diluted	48,144,592	39,389,869	43,767,230	39,389,869

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	For the Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net income	$55,063	$7,028
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,884	8,135
Accretion of asset retirement obligations	201	57
Deferred income taxes	1,577	3,965
(Gain) loss on interest rate derivative instruments	(1,524)	1
(Gain) loss on disposal of assets	1	(2,182)
Deferred financing costs written-off in connection with refinance	—	3,466
Unrealized (gain) loss on short-term investments	(100)	—
Non-cash stock compensation expense	880	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(34,616)	(43,574)
Inventory	(13,581)	(2,612)
Prepaid inventory	—	22,107
Other current assets	(2,077)	(5,384)
Other noncurrent assets	(2,328)	831
Accounts payable	(5,474)	12,384
Accounts payable to a related party	122	—
Fuel payable	19,796	48,665
Interest payable	(350)	(903)
Related party interest payable	(2,870)	(65)
Other taxes payable	708	4,333
Accrued employee costs	(749)	135
Income taxes payable	14,228	(21)
Accrued expenses and other current liabilities	1,148	4,080
Asset retirement obligations	(412)	267
Other noncurrent liabilities	(19)	616

Net cash provided by operating activities	40,508	61,329

Cash flows from investing activities:
Purchases of short-term investments	(285,097)	—
Sales of short-term investments	203,588	—
Return of escrow deposit made with Escrow Agent	5,000	—
Purchase price adjustments	(210)	(91)
Business combinations, net of cash acquired	—	(68,684)
Purchases of property, plant and equipment	(43,353)	(4,105)
Proceeds from the sale of convenience store assets	—	3,111

Net cash used in investing activities	(120,072)	(69,769)

Cash flows from financing activities:
Proceeds from issuance of common stock	167,899	—
Proceeds from issuance of Senior Secured Credit Facility — Term Loan	—	165,000
Payments on Senior Secured Credit Facility	(16,342)	—
Net proceeds from Senior Secured Credit Facility — Revolver	3,000	15,500
Proceeds from IDB Note	30,000	—
Proceeds from Israel Discount Bank Note	—	30,000
Repayment of Israel Discount Bank Note	(20,000)	—
Proceeds from Bank Leumi Note	—	20,000
Repayment of Bank Leumi Note	(10,000)	—
Payments on Credit Agreement — Term A and Term B Loans	—	(131,900)
Net payments on Credit Agreement — Revolver	—	(5,000)
Payments on SunTrust Term Loan	—	(33,700)
Net payments on SunTrust Revolver	—	(3,527)
Proceeds from term notes to related parties		35,000
Repayments of notes payable to a related parties	(42,500)	(3,500)
Payments on capital lease obligations	—	(616)
Proceeds from (payments on) notes payable — other	(22)	12
Repayment of note receivable from a related party	200	—
Decrease in restricted cash	—	3,717
Deferred financing costs paid	(204)	(13,636)

Net cash provided by financing activities	112,031	77,350

Net increase in cash and cash equivalents	32,467	68,910
Cash and cash equivalents at beginning of period	62,568	22,106

Cash and cash equivalents at end of period	$95,035	$91,016

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Segment Statistics
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REFINING SEGMENT (1) :
Days operated in period	91	63	181	63
Total sales volume (average barrels per day)	57,036	48,463	55,659	48,463

Products manufactured (average barrels per day):
Gasoline	29,987	26,709	29,707	26,709
Diesel/Jet	21,680	20,492	22,753	20,492
Petrochemicals, LPG, NGLs	2,575	2,415	2,347	2,415
Other	1,914	906	2,623	906
Total production	56,156	50,522	57,430	50,522
Throughput (average barrels per day):
Crude oil	55,985	51,343	56,991	51,343
Other feedstocks	1,357	913	1,485	913
Total throughput	57,342	52,256	58,476	52,256

Per barrel of sales:
Refining operating margin (2)	$16.34	$7.58	$12.69	$7.58
Direct operating expenses	$3.31	$3.71	$3.46	$3.71

Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$70.67	53.01	$67.08	53.01
US Gulf Coast 5-3-2 crack spread (per barrel)	$15.38	8.57	$11.78	8.57
US Gulf Coast Unleaded Gasoline (per gallon)	$2.11	1.45	$1.91	1.45
Low sulfur diesel (per gallon)	$2.12	1.56	$2.00	1.56
Natural gas — (per MMBTU)	$6.65	6.84	$7.10	6.84

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
RETAIL SEGMENT (in thousands):
Number of stores (end of period)	349	329	349	329
Average number of stores	349	330	349	330
Retail fuel sales (thousands of gallons)	95,213	86,002	185,421	166,074
Average retail gallons per average number of stores (in thousands)	273	261	531	503
Retail fuel margin ($ per gallon)	$0.161	$0.155	$0.140	$0.141
Merchandise sales	$82,412	$75,477	$155,200	$141,501
Merchandise margin %	30.8%	30.2%	30.7%	30.4%

Credit expense (% of gross margin) (3)	7.9%	5.6%	7.9%	5.6%
Merchandise and cash over/short (% of net sales) (4)	0.2%	0.3%	0.3%	0.3%
Operating expense/merchandise sales plus total gallons (5)	14.0%	12.4%	13.8%	13.1%

(1)	2005 comparative amounts reflect Refining operations from the date of acquisition, April 29, 2005, through the end of the three months or six months ended period.

(2)	Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt’s quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

(3)	Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.

(4)	Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.

(5)	Operating expense for our retail segment divided by merchandise sales plus retail fuel gallons is a ratio we use to measure store operating performance — especially operating expense control. Retail fuel gallons are used rather than net retail fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

DELEK US HOLDINGS, INC. AND SUBSIDIARIES
Segment Data
(In thousands)
     The following is a summary of business segment operating performance as measured by contribution margin for the period indicated:

	As of and for the Three Months Ended June 30, 2006
			Corporate,
			Other and
	Refining	Retail	Eliminations	Consolidated
Net sales	$454,056	$365,583	$(49)	$819,590
Operating costs and expenses:
Cost of goods sold	369,232	324,270	(156)	693,346
Operating expenses	17,209	26,084	106	43,399

Segment contribution margin	67,615	15,229	1	82,845

General and administrative expenses				10,177
Depreciation and amortization				4,710
Loss on disposal of assets				1

Operating income				$67,957

	As of and for the Three Months Ended June 30, 2005
	(Excluding Refining which was for the period from
	April 29, 2005 though June 30, 2005)
			Corporate,
			Other and
	Refining	Retail	Eliminations	Consolidated
Net sales	$190,095	$269,557	$55	$459,707
Operating costs and expenses:
Cost of goods sold	166,951	232,901	13	399,865
Operating expenses	11,316	20,877	114	32,307

Segment contribution margin	$11,828	$15,779	$(72)	27,535

General and administrative expenses				5,648
Depreciation and amortization				3,714
(Gain) on disposal of assets				(2,182)

Operating income				$20,355

	As of and for the Six Months Ended June 30, 2006
			Corporate,
			Other and
	Refining	Retail	Eliminations	Consolidated
Net sales	$816,102	$663,196	$51	$1,479,349
Operating costs and expenses:
Cost of goods sold	688,232	588,582	(155)	1,276,659
Operating expenses	34,900	48,994	191	84,085

Segment contribution margin	$92,970	$25,620	$15	118,605

General and administrative expenses				17,139
Depreciation and amortization				9,082
Loss on disposal of assets				1

Losses on forward contract activities				54

Operating income				$92,329

	As of and for the Six Months Ended June 30, 2005
	(Excluding Refining which was for the period from
	April 29, 2005 though June 30, 2005)
			Corporate,
			Other and
	Refining	Retail	Eliminations	Consolidated
Net sales	$190,095	$498,589	$110	$688,794
Operating costs and expenses:
Cost of goods sold	166,951	431,347	13	598,311
Operating expenses	11,316	41,794	188	53,298

Segment contribution margin	$11,828	$25,448	$(91)	37,185

General and administrative expenses				9,632
Depreciation and amortization				7,167
(Gain) on disposal of assets				(2,182)

Operating income				$22,568

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